                                                                      EXHIBIT 3B


ANCHOR NATIONAL LIFE INSURANCE COMPANY
1 SunAmerica Center
Los Angeles, CA  90067-6022


Mailing Address:
P. O. Box 54299
Los Angeles, CA 90054-0299

--------------------------------------------------------------------------------


                                             SELLING
                                             AGREEMENT

                                SELLING AGREEMENT


This SELLING AGREEMENT ("Agreement"), dated _____________________, is by and among ANCHOR NATIONAL LIFE INSURANCE COMPANY ("Insurer"), SUNAMERICA CAPITAL SERVICES, INC. ("Distributor") and ___________________________________________,
together with its duly licensed insurance affiliates indicated on the attached Annex I (the "Affiliates" and collectively, "Broker/Dealer").

Where permitted by state law, Broker/Dealer is acting as general agent hereunder and shall be responsible for the duties of broker/dealer and general agent hereunder. If state law does not permit Broker/Dealer to hold a corporate insurance license, the appropriate duly licensed insurance affiliate identified on Annex I shall act as general agent hereunder. Upon execution of Annex I, such entity or entities agree to be bound by the terms hereof as if it were included in the definition of Broker/Dealer.

1. Appointment. This Agreement is for the purpose of arranging for the distribution of certain variable and fixed annuity contracts and any other life insurance products identified on Exhibit 1 (the "Contracts"), issued by the Insurer and, in the case of variable contracts, for which Distributor is distributor, through sales people who are licensed agents of the Insurer for insurance purposes, are associated with and registered representatives of Broker/Dealer (each, a "Subagent"). In consideration of the mutual promises and covenants contained in this Agreement, the Insurer and Distributor each appoint Broker/Dealer and, as provided in Section 3, its Subagents, to solicit and procure applications for the Contracts. This appointment is not deemed to be exclusive in any manner and only extends to those jurisdictions where the Contracts have been approved for sale and in which Insurer and Broker/Dealer are both licensed as required by prevailing regulatory requirements.

2.       Representations and Warranties.

         A. Each party hereto represents and warrants to each other party, as follows:

                  (i) It is duly organized, validly existing and in good standing under the laws of the state of its incorporation or other corresponding applicable law and has all requisite power, corporate or otherwise to carry on its business as now being conducted and to perform its obligations as contemplated by this Agreement.

                  (ii) It has all licenses, approvals, permits and authorizations of, and registrations with, all authorities and agencies, including non-governmental self-regulatory agencies, required under all federal, state, and local laws and regulations to enable it to perform its oligations as contemplated by this Agreement.

                  (iii) The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action, if applicable, and this Agreement constitutes the legal, valid and binding agreement of such party, enforceable against it in acordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to editors' rights generally and general principles of equity.

         B.       Broker/Dealer additionally represents and warrants as follows:

                  (i) It is registered as a broker and dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association f Securities Dealers, Inc. ("NASD").

                  (ii) It will comply with all applicable laws, rules and regulations of, as well as any and all directives and guidelines issued by any agency or other regulatory body with authority over Broker/Dealer or over the premises on which Broker/Dealer and its Subagents are soliciting the sale of Contracts.

                  (iii) It is duly licensed as a corporate insurance agent, or it has identified on Annex I hereto its Affiliates which hold such licenses and are permitted to do so under applicable laws.

3. Subagents. Broker/Dealer is authorized to recommend Subagents for appointment to solicit sales of the Contracts. Broker/Dealer is responsible for investigating the character, work experience and background of any proposed Subagent prior to recommending appointment by Insurer. No Subagent shall act on behalf of Insurer until properly appointed by Insurer. To the extent that Exhibit 1 does not include all annuity Contracts of Insurer which are registered as securities under the Federal Securities laws, Broker/Dealer is responsible for ensuring that its Subagents, unless otherwise agreed to with Insurer in writing, do not offer to sell any other variable annuity contracts issued by Insurer, other than the Contracts, unless a selling agreement with respect thereto has been executed by the parties. Broker/Dealer is responsible for supervising the activities of its Subagents and for ensuring that Subagents are properly licensed and in compliance with all applicable federal, state and local laws and regulations and all rules and procedures of Insurer. Broker/Dealer shall notify Insurer promptly, in writing, of any giving or receiving of notice of termination of any subagent. Insurer reserves the right to refuse to appoint any proposed Subagent and to terminate any relationship with any Subagent, with or without cause, at any time. By submitting a Subagent for appointment, Broker/Dealer warrants that: (1) such Subagent is recommended for appointment; (2) such Subagent is fully licensed under applicable laws to transact business with Insurer and is a duly registered representative of Broker/Dealer; and (3) all background investigations required by state and federal laws have been made with respect to such Subagent.

4.       Sales Material.

         A. Broker/Dealer shall not use any written or audiovisual sales material (including prepared scripts for oral presentations) in connection with the sales of the Contracts or solicitations hereof, unless such material has been provided by, or approved in writing in advance of uch use by, the Insurer and Distributor.

         B. In accordance with the requirements of federal and certain state laws, Broker/Dealer shall, to the extent required by such laws, maintain complete records indicating the manner and extent of distribution of any such sales material. This material shall be made available to appropriate federal and state regulatory agencies as required by law or regulation and to Distributor and Insurer upon written request.

5. Prospectuses. For any Contract which is a registered security, Broker/Dealer warrants that solicitation will be made by use of currently effective prospectuses for the Contract and the underlying funds; and if required by state law, the Statement of Additional Information for the Contract; that the prospectuses will be delivered concurrently with each sales presentation and that no statements shall be made to a client superseding or controverting or otherwise inconsistent with any statement made in the prospectus. The Insurer and Distributor shall furnish Broker/Dealer, at no cost to such party, reasonable quantities of currently effective prospectuses.

6.       Conduct of Business.

         A. Broker/Dealer will fully comply with the requirements of all applicable laws, rules and regulations of regulatory authorities (including self-regulatory organizations) having jurisdiction over the activities of Broker/Dealer or over the activities contemplated by this Agreement to be conducted by Broker/Dealer.

         B. Neither Broker/Dealer nor any Subagent shall solicit an application from, or recommend the purchase of a Contract to, an applicant without having reasonable grounds to believe, in accordance with, among other things, applicable regulations of any state insurance commission, the Securities and Exchange Commission ("SEC") and the NASD, that such purchase is suitable for the applicant. While not limited to the following, a determination of suitability shall be based on information supplied after a reasonable inquiry concerning the applicant's insurance and investment objectives and financial situation and needs.

         C. Broker/Dealer has or will have established, prior to its commencement of any solicitation of sales of Contracts pursuant to the terms of this Agreement, such rules, procedures, supervisory and inspection techniques as necessary to diligently supervise the activities of its Subagents pursuant to this Agreement and to ensure compliance with the terms of this Agreement necessary to establish diligent supervision. Broker/Dealer shall be responsible for securities training, supervision and control of its Subagents in connection with their solicitation activities with respect to the Contracts and shall supervise compliance with applicable federal and state securities laws and NASD requirements in connection with such solicitation activities. Broker/Dealer will observe, and will comply with, all requirements of any bank on whose premises Broker/Dealer engages in sales activities pursuant to this Agreement. Upon request by Insurer or Distributor, Broker/Dealer will furnish appropriate records as are necessary to establish diligent supervision.

         D. Broker/Dealer will fully comply with the requirements of applicable state insurance laws and regulations and will maintain all books and records and file all reports required thereunder to be maintained or filed by a licensed insurance agent. Broker/Dealer shall comply with the terms and conditions of any letter issued by the Staff of the SEC with respect to the non-registration as a broker-dealer under the 1934 Act of a corporation licensed as an insurance agent and associated with a registered broker-dealer. Broker/Dealer shall notify Distributor immediately in writing if Broker/Dealer fails to comply with any such terms and conditions and shall take such measures as may be necessary to comply with any such terms and conditions.

         E. Broker/Dealer shall promptly notify Insurer and Distributor of any written customer complaint or notice of any regulatory investigation or proceeding received by Broker/Dealer or any Subagent relating to a Contract or any activities undertaken in connection with this Agreement. Insurer and Broker/Dealer shall each cooperate fully in any investigation or proceeding including but not limited to any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts.

         F. Broker/Dealer shall pay all expenses incurred by it in the performance of this Agreement unless otherwise specifically provided for in this Agreement or in a writing signed by Insurer and/or Distributor and Broker/Dealer.

         G. Applications shall be taken only on preprinted application forms supplied by the Insurer. The Contract forms and applications are the sole property of the Insurer. No person other than the Insurer has the authority to make, alter or discharge any policy, Contract application, Contract certificate, supplemental contract or form issued by the Insurer. No person other than the Insurer has the right to waive any provision with respect to any Contract or policy. No person other than the Insurer has the authority to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of the Insurer.

         H. Broker/Dealer and Subagent shall accept premiums in the form of a check or money order made payable to Insurer. Broker/Dealer shall ensure that all checks and money orders and applications for the Contracts received by it or any Subagent are remitted promptly to Insurer. In the event that any other premiums are sent to a Subagent or Broker/Dealer rather than to Insurer, they shall promptly remit such premiums to Insurer. Broker/Dealer acknowledges that if any premium is held at any time by it, such premium shall be held on behalf of Insurer, and Broker/Dealer shall segregate such premium from its own funds and promptly remit such premium to Insurer. All such premiums, whether by check, money order or wire, shall at all times be the property of Insurer.

         I. Upon issuance of a Contract by Insurer and delivery of such Contract to Broker/Dealer, Broker/Dealer shall promptly deliver such Contract to its purchaser. For purposes of this provision, "promptly" shall be deemed to mean not later than five calendar days, or such shorter period as is reasonable under the circumstances. Broker/Dealer shall return promptly to Insurer all receipts for delivered Contracts, all undelivered Contracts and all receipts for cancellation, in accordance with the instructions from Insurer.

         J. Unless required by a determination of suitability, during the term of this Agreement and after termination hereof, Broker/Dealer covenants on behalf of itself and any Subagent appointed hereunder, that they shall not solicit, induce or attempt to solicit or induce Contract owners to terminate, surrender, cancel, replace or exchange such Contract. Broker/Dealer acknowledges and agrees that the provisions contained in this Section 6 may be enforced by an action for an injunction, as well as or in addition to any action for damages.

7.       Commission Payments.

         A. Broker/Dealer shall be entitled to receive a commission based upon premiums received and accepted by the Insurer for Contracts issued pursuant to this Agreement, based on the applicable rate of commission set forth in the Commission Schedule attached hereto as Exhibit 1 which is incorporated herein by reference. Broker/Dealer shall be solely responsible for the payment of any commission or consideration of any kind to Subagents.

         B. In no event shall the Insurer be liable for the payment of any commissions with respect to any solicitation made, in whole or in part, by any person not appropriately licensed and registered prior to the commencement of such solicitation.

         C. If a Contract is returned to the Insurer pursuant to the "Free Look" provision or any other right to examine provision of the Contract, the full commission paid by the Insurer will be unearned and shall be returned to the Insurer upon demand or, in the absence of such demand, charged back to the recipient of the commission. Broker/Dealer covenants and agrees to promptly deliver Contracts and to hold the Insurer harmless from and against any claim arising from market loss resulting from their breach of this covenant.

         D. In no event shall Insurer incur obligations under this Agreement to issue any Contracts or pay any commission in connection therewith if the Contract owner is over the maximum issue age with respect to that product when the Contract application was accepted. With respect to such Contracts, the full commission paid by the Insurer will be unearned and shall be returned to the Insurer upon demand or, in the absence of such demand, charged back to the recipient of the commission.

         E. With respect to any Contract that is rescinded, as determined by the Insurer in its sole discretion (other than a rescission with respect to which a surrender charge applies), or if the Insurer otherwise determines that a commission has not been earned (but such determination may not contravene any other provision of this Agreement), 100% of such unearned commission will be returned to the Insurer upon demand or, in the absence of such demand, charged back to the recipient of the commission.

         F. Compensation for the sale of any Contract which is renewed, changed, exchanged or otherwise converted from any other contract issued by the Company shall be paid according to the Insurer's guidelines and practices.

         G. With respect to any Contract, or group of Contracts which the Insurer in its sole discretion deems to be a single case, and which at the time of application submission the initial purchase payment is greater than $500,000, the Insurer may determine in its sole discretion that the commissions set forth on Exhibit 1 not apply. In the event the Insurer determines that the commission(s) do not apply, the Insurer may establish an alternate commission for such Contract or Contracts.

8.       Indemnification

         A. Broker/Dealer shall indemnify, defend and hold harmless Insurer and Distributor and each person who controls or is associated with Insurer or Distributor within the meaning of the federal securities laws and any director, officer, corporate agent, employee, attorney and any representative thereof, from and against all losses, expenses, claims, damages and liabilities (including any costs of investigation and legal expenses and any amounts paid in settlement of any action, suit or proceeding of any claim asserted) which result from, arise out of or are based upon:

         (i) any breach by Broker/Dealer or its Affiliates of any representation, warranty or other provision of this Agreement, including any acts or omissions of Broker/Dealer, Affiliates, Subagents and other associated persons; or

         (ii) any violation by Broker/Dealer, any Affiliate or any Subagent of any federal or state securities law or regulation, insurance law or regulation or any rule or requirement of the NASD;

         (iii) the use by Broker/Dealer, any Affiliate or any Subagent of any sales or promotional material which has not received specific written approval of Insurer and Distributor as provided in
                  Section 4 of this Agreement, any oral or written misrepresentations or any unlawful sales practices concerning the Contracts by Broker/Dealer, any Affiliate or any Subagent; or

         (iv) Claims by Subagents or other agents or representatives of Broker/Dealer for commissions or other compensation or remuneration of any type.

         B. The indemnification provided for herein shall survive termination of this Agreement.

9. Fidelity Bond. Broker/Dealer represents that all directors, officers, employees, representatives and/or Subagents who are appointed pursuant to this Agreement or who have access to funds of the Insurer are and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement or any other defalcation, issued by a reputable bonding company. This bond shall be maintained at Broker/Dealer's expense. Such bond shall be at least equivalent to the minimal coverage required under the NASD Rules of Fair Practice, endorsed to extend coverage to life insurance and annuity transactions. Broker/Dealer acknowledges that the Insurer may require evidence that such coverage is in force and Broker/Dealer shall promptly give notice to the Insurer of any notice of cancellation or change of coverage. Broker/Dealer assigns any proceeds received from the fidelity bond company to the Insurer to the extent of the Insurer's loss due to activities covered by the bond. If there is any deficiency, Broker/Dealer will promptly pay the Insurer that amount on demand, and Broker/Dealer shall indemnify and hold harmless the Insurer from any deficiency and from the cost of collection.

10. Market Timer Program. Insurer has available a Market Timer Program which allows a market timer service to effect multiple transfers or other transactions. Parties may use this program at the discretion of Insurer and upon execution of a Market Timer Agreement. Among other provisions, the Market Timer Agreement specifies that if the impact of processing exchange transactions received from all outside sources is deemed to be injurious to one of the separate accounts or a subaccount thereof, then Insurer in its sole discretion may elect not to process the exchanges and that Insurer will notify the Market Timer Service of the inability to process the requested exchange. Insurer reserves the right to terminate participation in or the entire Market Timer Program at any time and for any reason.

11. RapidApp Program. If applications are transmitted to the Insurer pursuant to the Insurer's RapidApp Program, the following provisions shall apply to such applications and Contracts issued pursuant to the RapidApp Program.

         A. Broker/Dealer agrees to communicate with owners of the Contracts issued through the RapidApp Program in order to obtain and deliver to the Insurer the signed confirmation for the Contract. Broker/Dealer further agrees to provide any assistance or cooperation required to enforce a Contract issued under the RapidApp Program which shall include, but not be limited to, providing the Insurer access to recordings of telephone conversations with customers containing their consent to the purchase of Contracts, or providing statements or affidavits from such Subagents as to the customer's consent to the making of the Contract.

         B. In the event the owner of a Contract repudiates or rescinds the Contract and the Insurer, in its sole discretion, waives any surrender charges, the full commission paid by the Insurer will be returned to the Insurer upon demand or, in the absence of such demand, charged back to the recipient of the commission. In addition, all amounts equal to any market loss arising from such rescission or repudiation will be paid by Broker/Dealer on demand, or in the absence of such demand, charged back to Broker/Dealer.

         C. Broker/Dealer agrees that it will be solely responsible for the transmission or failure of transmission of application information to the Insurer. Broker/Dealer warrants that all application information will be accurate and can be relied upon by the Insurer.

         D. Broker/Dealer agrees to pay the Insurer all amounts equal to any market loss resulting from the misallocation of the initial purchase payment into the subaccounts, which misallocation was the result of Insurer relying on Broker/Dealer's or their Subagents' application information. In the absence of a demand for payment, such amounts shall be charged back to Broker/Dealer.

         E. Broker/Dealer agrees that its Subagents who are resident and licensed in those jurisdictions approved by the Insurer may submit applications to the Insurer pursuant to the RapidApp Program and agree to the provisions of this Section 11. Broker/Dealer acknowledges that agreeing to the provisions of this Section 11 does not require its Subagents to submit all applications to the Insurer pursuant to the RapidApp Program.

12.      Termination.

         A. Normal Termination. This Agreement shall continue for an indefinite term, subject to the termination by either party upon written notice to the other parties hereto, which shall be effective upon receipt thereof. In addition, Insurer may terminate this Agreement without notice if Broker/Dealer fails to satisfy the Insurer's production requirements, as determined in the sole discretion of the Insurer.

         B. Automatic Termination for Cause. This Agreement shall automatically terminate upon: (1) a material breach of this Agreement, including without limitation the failure to comply with the laws or regulations of any state or other governmental agency or body having jurisdiction over the sale of insurance; and (2) the suspension, revocation or non-renewal of any then required insurance or securities license of Broker/Dealer or any of its Affiliates, or the deregistration of the Broker/Dealer or its termination of membership with the NASD.

         C. Rights and Obligations. Upon termination of this Agreement, except as otherwise provided herein, all authorizations, rights and obligations shall cease. If this Agreement is terminated for cause as described above, Broker/Dealer's right to receive compensation shall immediately terminate.

13.      General Provisions.

         A. Waiver. Waiver by any of the parties to promptly insist upon strict compliance with any of the obligations of any other party under this Agreement will not be deemed to constitute a waiver of the right to enforce strict compliance.

         B. Independent Contractor. Broker/Dealer is an independent contractor and its Subagents who are appointed as insurance agents of Insurer are agents of Broker/Dealer and not employees, agents or representatives of Insurer or Distributor.

         C. Independent Assignment. No assignment of this Agreement or of commissions or other payments under this Agreement shall be valid without the prior written consent of the Insurer.

         D. Notice. Any notice pursuant to this Agreement shall be mailed, postage paid, to the last address communicated by the receiving party to the other parties to this Agreement.

         E. Severability. To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed in a manner not inconsistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

         F. Amendment. No Amendment to this Agreement shall be effective unless in writing and signed by all the parties hereto.

         G California Law. This Agreement shall be construed in accordance with the laws of the State of California.

         H. Effectiveness. This Agreement shall be effective as of the date set forth above.


IN WITNESS WHEREOF, this Agreement has been executed by duly authorized representatives of the parties to this Agreement as of the date set forth above.

"INSURER":

ANCHOR NATIONAL LIFE INSURANCE COMPANY



By: __________________________________

    Name:
    Title:


"DISTRIBUTOR":

SUNAMERICA CAPITAL SERVICES, INC.




By: __________________________________
         Peter Harbeck, President




"BROKER/DEALER":



______________________________________



By: __________________________________

                                     ANNEX I

This Annex I appends that certain Selling Agreement dated _______________________ (the "Agreement") between Anchor National Life Insurance Company, SunAmerica Capital Services, Inc. and _______________________________ ("Broker/Dealer"). Each of the undersigned is affiliated with Broker/Dealer and represents that it holds the necessary corporate insurance license to act as general agent in connection with the sale of Contracts, as defined in the Agreement, in those states so identified next to its name. By executing this Annex I each of the undersigned agrees to be bound by the terms and conditions of the Agreement as if it were a party thereto.

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
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
                                   BANK RIDER


This rider is appended to that certain Selling Agreement date ____________________________between Anchor National Life Insurance Company ("Insurer"), SunAmerica Capital Services, Inc. ("Distributor") and _____________________________, together with its duly licensed insurance affiliates indicated on Annex I of the Selling Agreement ("Broker/Dealer"). This Rider is to be executed by any Broker/Dealer which is selling, or intends to sell, Contracts on the premises of any federal or state chartered bank, thrift or savings and loan institution (collectively, "Bank"). Pursuant hereto, Broker/Dealer represents and warrants that it will comply with the requirements of applicable laws, regulations and guidelines of any regulatory authority having jurisdiction over the activities of Bank or occurring on Bank premises, including without limitation, the Interagency Statement on Retail Sales of Nondeposit Investment Products (Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency, and Office of Thrift Supervision, February 14, 1994) and any subsequent release designed to provide governance to banks in connection with the sale of nondeposit investment products ("applicable banking laws"). Broker/Dealer agrees that it shall be responsible for ensuring that applicable banking laws are complied with in connection with the activities undertaken pursuant to the Selling Agreement, including without limitation, ensuring that all advertisements and sales literature used by Broker/Dealer comply with applicable banking laws. Broker/Dealer further agrees that it shall inform the Insurer in writing of any legends and other disclosures that are required by applicable banking laws to be contained in advertisements or sales literature for policies issued by the Insurer.


"Broker/Dealer"

By: _______________________________

    _______________________________
         Printed Name & Title

                                    EXHIBIT 1
                               Commission Schedule

This Commission Schedule is hereby incorporated in and made a part of the Selling Agreement dated as of _________________________ ("Agreement") by and between Anchor National Life Insurance Company ("Insurer"), SunAmerica Capital Services, Inc. and __________________________________ together with its duly licensed insurance affiliates indicated on Annex I to the Agreement (collectively, "Broker/Dealer").

1. In no event shall the Insurer be liable for the payment of any commissions with respect to any solicitation made, in whole or in part, by any person not appropriately licensed and registered prior to the commencement of such solicitation.

2. If a Contract is returned to the Insurer pursuant to the "Free Look" provision or any other right to examine provision of the Contract, the full commission paid by the Insurer will be unearned and shall be returned to the Insurer upon demand or, in the absence of such demand, charged back to the recipient of the commission.

3. With respect to any Contract that is rescinded, as determined by the Insurer in its sole discretion (other than a rescission with respect to which a surrender charge applies), or if the Insurer otherwise determines that a commission has not been earned (but such determination may not contravene any other provision of this Agreement), 100% of such unearned commission will be returned to the Insurer upon demand or, in the absence of such demand, charged back to the recipient of the commission.

4. The following commission rates shall apply to Contracts issued by Insurer. Commissions are paid in respect of the aggregate purchase payments received and accepted by the Insurer with complete application information and documentation as required by the Insurer or as a subsequent purchase payment under a Contract after the Contract is in force. In addition, if an annual trail commission is applicable, it will be payable in quarterly installments. The trail commission installment for each calendar quarter will be calculated based on the Contract Value as of the end of such quarter. Trail commissions are not payable on any Contract that has been surrendered, annuitized or under which a death benefit has been paid.

AMERICAN PATHWAY II CONTRACTS. Commissions will be paid in the amount of five-and-one-half percent (5.5%). Commissions are paid only on the subsequent purchase payments received and accepted by the Insurer under a contract which is in force.

ICAP II CONTRACTS.  Commissions will be paid in the amount of five percent (5%).

ICAP II GROUP CONTRACTS. Commissions will be paid in the amount of five percent (5%).

With respect to any ICAP II Group Contracts, the following commission chargebacks will apply:

         (1) Upon termination of the Contract, all commissions paid on premiums received in the 12 months prior to termination of the Contract will be deemed unearned and shall be returned to the Insurer upon demand or, in the absence of such demand, charged back to the recipient of the commission; and

         (2) If, within the first four years of the Contract, any participant under the Contract retires or terminates employment resulting in a withdrawal of the participant's funds from the Contract, all commissions paid on behalf of such participant's contributions will be deemed unearned and shall be returned to the Insurer upon demand or, in the absence of such demand, charged back to the recipient of the commission; if no premium information is available with respect to that participant, the charge back will be calculated based upon the amount of the withdrawal of funds.

POLARIS/POLARISII CONTRACTS (OTHER THAN POLARIS UNALLOCATED GROUP CONTRACTS). With respect to Polaris/PolarisII Contracts issued to persons age 80 or younger (at date of issue), commissions will be paid pursuant to one or more of the options set forth below, as selected by Broker/Dealer or General Agent. If more than one commission option is chosen, Broker/Dealer agrees that Subagents may select from the specified commission options at the time a Contract is sold, which selection may not be changed at a later time. If more than one commission option is selected, Broker/Dealer must also specify a "default" commission option, which will apply in the event the Subagent does not select a commission option at the time of the sale of a Contract. If Broker/Dealer does not specify a "default" commission option, the "default" commission option shall be Option 2.

---------------------------------------------------------------------------------------------------
   Options      Commission Rate                                Annual
                                                           Trail Commission
---------------------------------------------------------------------------------------------------
  Option 1           6.00%         None
---------------------------------------------------------------------------------------------------
  Option 2           5.25%         For Contracts in force from 15 through 84 months,
                                   .25% annually, payable in .0625% quarterly installments.

                                   For Contracts in force from 87 months or
                                   longer, .40% annually, payable in .10%
                                   quarterly installments.
---------------------------------------------------------------------------------------------------
  Option 3           2.50%         For Contracts in force 15 months or longer,
                                   1.00% annually, payable in .25% quarterly installments.
---------------------------------------------------------------------------------------------------

The following commission option(s) is(are) selected:          [   ] Option 1
                                                              [   ] Option 2
                                                              [   ] Option 3

If more than one commission option has been selected, a "default" commission option must be selected
(choose one only):                                            [   ] Option 1
                                                              [   ] Option 2
                                                              [   ] Option 3

With respect to Polaris/PolarisII Contracts (other than Polaris Unallocated Group Contracts) sold to persons age 81 through 90 (at date of issue), commissions will be paid as set forth below, including the applicable annual trail commission.


-----------------------------------------------------------------------------------------------
 Issue      Commission Rate                                Annual
  Age                                                  Trail Commission
-----------------------------------------------------------------------------------------------
 81-85        1.50%            For Contracts in force 15 months or longer,
                               .80% annually, payable in .20% quarterly
                               installments.
-----------------------------------------------------------------------------------------------
 86-90        1.25%            For Contracts in force 15 months or longer,
                               .80% annually, payable in .20% quarterly
                               installments.
-----------------------------------------------------------------------------------------------

With respect to any Polaris/PolarisII Contract sold with a Nursing Home Endorsement to an owner who is, at the time of sale, confined to a nursing home as such term is defined in the endorsement and the owner exercises his or her rights under the endorsement to surrender the Contract within two years of the date of issuance, the full commission paid by the Insurer will be unearned and shall be returned to the Insurer upon demand or, in the absence of such demand, charged back to the recipient of the commission.

ANCHOR ADVISOR CONTRACTS. Commissions will be paid pursuant to the one or more of the options set forth below, as selected by Broker/Dealer or General Agent. If more than one commission option is chosen, Broker/Dealer agrees that Subagents may select from the specified commission options at the time a Contract is sold, which selection may be changed at a later time. If more than one commission option is selected, Broker/Dealer must also specify a "default" commission option, which will apply in the event the Subagent does not select a commission option at the time of the sale of a Contract. If Broker/Dealer does not specify a "default" commission option, the "default" commission option shall be Option 1.

------------------------------------------------------------------------------------------------------------------------------
  Options             Commission Rate                 Annual Trail Commission                 Commission Chargeback
------------------------------------------------------------------------------------------------------------------------------
Option 1     1.00% on purchase payments         For Contracts in force 15 months or  Upon termination of the Contract during
             received during first 6 months     longer, annual trail commissions     first six months after issuance, all
             after issuance; .50% on purchase   will be paid in the amount of 1.00%  commissions paid on purchase payments
             payments received during the       of account value, payable in .25%    received will be deemed unearned and
             second 6 months after issuance.    quarterly installments.              shall be returned to the Insurer upon
                                                                                     demand or, in the absence of such
                                                                                     demand charged back to the recipient of
                                                                                     the commission.  Upon termination of
                                                                                     the Contract during second six months
                                                                                     after issuance, 50% of all commissions
                                                                                     paid on purchase payments received will
                                                                                     be deemed unearned and shall be
                                                                                     returned to the Insurer upon demand or,
                                                                                     in the absence of such demand charged
                                                                                     back to the recipient of the commission.

                                                                                     If, on the first Contract anniversary,
                                                                                     withdrawals exceed 50% of the aggregate
                                                                                     purchase payments, .50% of the amount
                                                                                     withdrawn will be deemed unearned and
                                                                                     shall return to the Insurer upon demand
                                                                                     or, in the absence of such demand,
                                                                                     charged back to the recipient of the
                                                                                     commission.
------------------------------------------------------------------------------------------------------------------------------
Option 2                    None                For Contracts in force 3 months or                     None
                                                longer, annual trail commissions
                                                will be paid in the amount of 1.00%
                                                of account value, payable in .25%
                                                quarterly installments.
------------------------------------------------------------------------------------------------------------------------------

The following commission option(s) is(are) selected:          [   ] Option 1
                                                              [   ] Option 2

If more than one commission option has been selected, a "default" commission option must be selected
(choose only one):                                            [   ] Option 1
                                                              [   ] Option 2

POLARIS UNALLOCATED GROUP. Commissions will be paid pursuant to one or more of the options set forth below, as selected by Broker/Dealer or General Agent. If more than one commission option is chosen, Broker/Dealer and General Agent agree that their Subagents may select from the specified commission options at the time a Contract is sold, which selection may not be changed at a later time. If more than one commission option is selected, Broker/Dealer or General Agent must also specify a "default" commission option, which will apply in the event the Subagent does not select a commission option at the time of the sale of a Contract. If Broker/Dealer or General Agent do not specify a "default" commission option, the "default" commission option shall be Option 2.

--------------------------------------------------------------------------------------------------
  Options       Commission Rate                                Annual
                                                           Trail Commission
--------------------------------------------------------------------------------------------------
  Option 1           4.50%          None
--------------------------------------------------------------------------------------------------
  Option 2           4.00%          For Contracts in force from 15 months or longer,
                                    .20% annually, payable in .05% quarterly installments.
--------------------------------------------------------------------------------------------------
  Option 3            .80%          For Contracts in force 15 months or longer,
                                    .80% annually, payable in .20% quarterly installments.
--------------------------------------------------------------------------------------------------

The following commission option(s) is(are)  selected:         [   ] Option 1
                                                              [   ] Option 2
                                                              [   ] Option 3

If more than one commission option has been selected, a "default" commission option must be selected
(choose one only):                                            [   ] Option 1
                                                              [   ] Option 2
                                                              [   ] Option 3

POLARIS UNALLOCATED GROUP TAKEOVER VERSION. Commissions will be paid in the amount of one percent (1%) on the initial purchase payment. Annual trail commissions for Contracts in force 3 months or longer will be in the amount of one percent (1%) annually, payable in .25% quarterly installments. No commissions will be paid on subsequent purchase payments.

SEASONS CONTRACTS. With respect to Seasons Contracts issued to persons age 80 or younger (at date of issue), commissions will be paid pursuant to one or more of the options set forth below, as selected by Broker/Dealer or General Agent. If more than one commission option is chosen, Broker/Dealer agrees that Subagents may select from the specified commission options at the time a Contract is sold, which selection may not be changed at a later time. If more than one commission option is selected, Broker/Dealer must also specify a "default" commission option, which will apply in the event the Subagent does not select a commission option at the time of the sale of a Contract. If Broker/Dealer does not specify a "default" commission option, the "default" commission option shall be Option 2.

---------------------------------------------------------------------------------------------------
   Options      Commission Rate                                Annual
                                                           Trail Commission
---------------------------------------------------------------------------------------------------
  Option 1           6.00%         None
---------------------------------------------------------------------------------------------------
  Option 2           5.25%         For Contracts in force from 15 through 84 months,
                                   .25% annually, payable in .0625% quarterly installments.

                                   For Contracts in force from 87 months or
                                   longer, .40% annually, payable in .10%
                                   quarterly installments.
---------------------------------------------------------------------------------------------------
  Option 3           2.50%         For Contracts in force 15 months or longer,
                                   1.00% annually, payable in .25% quarterly installments.
---------------------------------------------------------------------------------------------------

The following commission option(s) is(are) selected:          [   ] Option 1
                                                              [   ] Option 2
                                                              [   ] Option 3

If more than one commission option has been selected, a "default" commission option must be selected
(choose one only):                                            [   ] Option 1
                                                              [   ] Option 2
                                                              [   ] Option 3

With respect to Seasons Contracts sold to persons age 81 through 90 (at date of issue), commissions will be paid as set forth below, including the applicable annual trail commission.


-----------------------------------------------------------------------------------------------
   Issue       Commission Rate                               Annual
    Age                                                 Trail Commission
-----------------------------------------------------------------------------------------------
   81-85            1.50%         For Contracts in force 15 months or
                                  longer, .80% annually, payable in .20%
                                  quarterly installments.
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
   86-90            1.25%         For Contracts in force 15 months or
                                  longer, .80% annually, payable in .20%
                                  quarterly installments.
-----------------------------------------------------------------------------------------------


Broker/Dealer, on behalf of itself and its Affiliates, acknowledges and agrees:
(1) to Insurer's policies with respect to commission chargebacks which are provided for in the Agreement and herein; and (2) that it has selected the above commission options, which can not be modified without providing Insurer a newly executed commission schedule.


"BROKER/DEALER":


________________________________________

By: ____________________________________

Name:
Its: